CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated March 3, 2006 accompanying the financial statements of Van Kampen Focus Portfolios, Municipal Series 416 as of December 31, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                       GRANT THORNTON LLP



New York, New York
April 24, 2006